
                                           PERFORMANCE CALCULATION

                           COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS A

                                             Year Ended: 8/31/96

                                          Inception Date: 10/1/92


                                                                      From Inception
                            1 Year Ended 8/31/96                    10/1/92 TO 8/31/96

                      Standard        Non-Standard           Standard        Non-Standard
                      ----------       ------------------    ----------       -----------
    Initial Inv.      $1,000.00       $1,000.00              $1,000.00       $1,000.00
    Max. Load              3.25%                                  3.25%

    Amt. Invested       $967.50       $1,000.00                $967.50       $1,000.00
    Initial NAV           $9.85           $9.85                 $10.00          $10.00
    Initial Shares       98.223         101.523                 96.750         100.000

    Shares From Dist.     5.785           5.981                 20.254          20.934
    End of Period NAV     $9.82           $9.82                  $9.82           $9.82

    Total Return           2.14%           5.57%                 14.90%         18.76%

    Average Annual
     Total Return          2.14%           5.57%                  3.61%          4.48%

                                          PERFORMANCE CALCULATION

                          COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS B

                                             Year Ended: 8/31/96

                                          Inception Date: 2/1/93

                                                                From Inception
                         1 Year Ended 8/31/96                 2/1/93 TO 8/31/96

                   Standard        Non-Standard            Standard        Non-Standard
                   ----------      ------------            ----------      ------------
    Initial Inv.   $1,000.00       $1,000.00               $1,000.00       $1,000.00

    Amt. Invested  $1,000.00       $1,000.00               $1,000.00       $1,000.00
    Initial NAV        $9.85           $9.85                   $9.94           $9.94
    Initial Shares   101.523         101.523                 100.604         100.604

    Shares From Dis    5.289           5.289                  16.367          16.367
    End of Period N    $9.82           $9.82                   $9.82           $9.82

    CDSC*               3.99%                                   0.99%
    Total Return        0.90%           4.89%                  13.88%          14.87%

    Average Annual
     Total Return       0.90%           4.89%                   3.69%           3.94%


     * Due to the decrease in NAV from the beginning of the period, the CDSC has been adjusted according to the prospectus.


                                 PERFORMANCE CALCULATION

                COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS C

                                   Year Ended: 8/31/96

                                Inception Date: 1/4/95


                                                        From Inception
                        1 Year Ended 8/31/96           1/4/95 TO 8/31/96
                           Non-Standard                  Non-Standard
                           -------------                 ------------
    Initial Inv.            $1,000.00                     $1,000.00

    Amt. Invested           $1,000.00                     $1,000.00
    Initial NAV                 $9.85                         $9.55
    Initial Shares            101.523                       104.712

    Shares From Dist.           5.773                         9.555
    End of Period NAV           $9.82                         $9.82


    Total Return                 5.36%                        12.21%

    Average Annual
     Total Return                5.36%                         7.19%
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